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                                                                    EXHIBIT 10.2



                             INCENTIVE STOCK OPTION

____________________________________, Optionee:

         PMR CORPORATION (the "Company"), pursuant to its 1997 Equity Incentive Plan (the "Plan"), has granted to you, the optionee named above, an option to purchase shares of the common stock of the Company ("Common Stock"). This option is intended to qualify as an "incentive stock option" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         The grant hereunder is in connection with and in furtherance of the Company's compensatory benefit plan for participation of the Company's employees (including officers), directors or consultants. Defined terms not explicitly defined in this agreement but defined in the Plan shall have the same definitions as in the Plan.

         The details of your option are as follows:

         1. TOTAL NUMBER OF SHARES SUBJECT TO THIS OPTION. The total number of shares of Common Stock subject to this option is ____________________ (______).

         2. VESTING. Subject to the limitations contained herein, [20%] of the shares will vest (become exercisable) on each anniversary of the date of grant, beginning on ____________, 19__ , until either (i) you cease to provide services to the Company for any reason, or (ii) this option becomes fully vested. In addition, your option may become fully vested as described in the attached Change in Control Vesting Policy.

         3. EXERCISE PRICE AND METHOD OF PAYMENT.

                  (a) EXERCISE PRICE. The exercise price of this option is _________________ ($____) per share, being not less than the fair market value of the Common Stock on the date of grant of this option.

                  (b) METHOD OF PAYMENT. Payment of the exercise price per share is due in full upon exercise of all or any part of each installment which has accrued to you. You may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:

                           (i) Payment of the exercise price per share in cash
(including check) at the time of exercise;

                           (ii) Payment pursuant to a program developed under
Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of


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irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

                           (iii) Provided that at the time of exercise the
Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise; or

                           (iv) Payment by a combination of the methods of
payment permitted by subparagraph 3(b)(i) through 3(b)(iii) above.

         4. WHOLE SHARES. This option may only be exercised for whole shares.

         5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

         6. TERM. The term of this option commences on ____________, 19__, the date of grant, and expires on _________________ (the "Expiration Date"), which date shall be no more than ten (10) years from date this option is granted, unless this option expires sooner as set forth below or in the Plan. In no event may this option be exercised on or after the Expiration Date. This option shall terminate prior to the Expiration Date as follows: three (3) months after the termination of your Continuous Status as an Employee, Director or Consultant with the Company or an Affiliate of the Company unless one of the following circumstances exists:

                  (a) Your termination of Continuous Status as an Employee, Director or Consultant is due to your disability. This option will then expire on the earlier of the Expiration Date set forth above or twelve (12) months following such termination of Continuous Status as an Employee, Director or Consultant. You should be aware that if your disability is not considered a permanent and total disability within the meaning of Section 422(c)(6) of the Code, and you exercise this option more than three (3) months following the date of your termination of employment, your exercise will be treated for tax purposes as the exercise of a "nonstatutory stock option" instead of an "incentive stock option."

                  (b) Your termination of Continuous Status as an Employee, Director or Consultant is due to your death or your death occurs within three
(3) months following your termination of Continuous Status as an Employee, Director or Consultant for any


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other reason. This option will then expire on the earlier of the Expiration Date set forth above or twelve (12) months after your death.

                  (c) If during any part of such three (3)-month period you may not exercise your option solely because of the condition set forth in paragraph 5 above, then your option will not expire until the earlier of the Expiration Date set forth above or until this option shall have been exercisable for an aggregate period of three (3) months after your termination of Continuous Status as an Employee, Director or Consultant.

                  (d) If your exercise of the option within three (3) months after termination of your Continuous Status as an Employee, Director or Consultant with the Company or with an Affiliate of the Company would result in liability under Section 16(b) of the Securities Exchange Act of 1934, then your option will expire on the earlier of (i) the Expiration Date set forth above,
(ii) the tenth (10th) day after the last date upon which exercise would result in such liability or (iii) six (6) months and ten (10) days after the termination of your Continuous Status as an Employee, Director or Consultant with the Company or an Affiliate of the Company.

        However, this option may be exercised following termination of Continuous Status as an Employee, Director or Consultant only as to that number of shares as to which it was exercisable on the date of termination of Continuous Status as an Employee, Director or Consultant under the provisions of paragraph 2 of this option.

        In order to obtain the federal income tax advantages associated with an "incentive stock option," the Code requires that at all times beginning on the date of grant of the option and ending on the day three (3) months before the date of the option's exercise, you must be an employee of the Company or an Affiliate of the Company, except in the event of your death or permanent and total disability. The Company has provided for continued vesting or extended exercisability of your option under certain circumstances for your benefit, but cannot guarantee that your option will necessarily be treated as an "incentive stock option" if you provide services to the Company or an Affiliate of the Company as a consultant or exercise your option more than three (3) months after the date your employment with the Company and all Affiliates of the Company terminates.

         7.       EXERCISE.

                  (a) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to subsection 11(e) of the Plan.

                  (b) By exercising this option you agree that:

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                           (i) as a precondition to the completion of any
exercise of this option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of this option;
(2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise; and

                           (ii) you will notify the Company in writing within
fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of this option that occurs within two (2) years after the date of this option grant OR within one (1) year after such shares of Common Stock are transferred upon exercise of this option.

         8. TRANSFERABILITY. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option.

         9.       REDUCTION FOR DISQUALIFIED INDIVIDUALS.

                  (a) If this option becomes fully vested in connection with Optionee's termination following a Change in Control as described in the Plan, and if Optionee is deemed to be a "disqualified individual" as defined in
Section 280G of the Code (which includes certain officers and highly compensated employees of the Company), then if the aggregate of the Optionee's gain upon the exercise of the option with respect to shares that became fully vested because of a Change in Control and all other payments made to Optionee in connection with a Change in Control would constitute a "parachute payment" within the meaning of Section 280G of the Code and would, but for this subsection (a), subject Optionee to liability for the twenty percent (20%) excise tax imposed by
Section 4999 of the Code (the "Excise Tax"), then, subject to the provisions of subsection (b) hereof, the option exercise shall be reduced to the largest amount which the Company determines would result in no portion of such exercise being subject to the Excise Tax (but in no event shall the option exercise be reduced below the number of shares vested prior to acceleration in connection with a Change in Control). The Company's determination of any required deduction pursuant to this subsection (a) shall be conclusive and binding upon Optionee. However, if the Internal Revenue Service ("IRS") nevertheless determines that an exercise is subject to the Excise Tax, then subsection (b) hereof shall apply.

                  (b) If notwithstanding the reduction described in subsection
(a) hereof (or in the absence of any such reduction), the IRS determines that Optionee is liable for


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the Excise Tax as a result of the exercise, then Optionee shall be obligated to rescind within thirty (30) days after final IRS determination, the exercise of shares that subject the Optionee to the Excise Tax; provided, however, that Optionee shall not be obligated to rescind the exercise of shares that were vested prior to acceleration in connection with a Change in Control. The rescinded amount shall be the smallest such amount, if any, as shall be required so that no portion of Optionee's exercise shall be subject to the Excise Tax. In the event of any rescission hereunder, the Company shall return to Optionee the full exercise price paid by Optionee for the shares being rescinded.

         10. OPTION NOT A SERVICE CONTRACT. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. In addition, nothing in this option shall obligate the Company or any Affiliate of the Company, or their respective shareholders, Board of Directors, officers or employees to continue any relationship which you might have as a Director or Consultant for the Company or Affiliate of the Company.

         11. NOTICES. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

         12. GOVERNING PLAN DOCUMENT. This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, including without limitation the provisions of Section 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the

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Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

         Dated the ____ day of __________________, 19__.

                                             Very truly yours,


                                             PMR CORPORATION


                                             By: _______________________________
                                                 Duly authorized on behalf
                                                 of the Board of Directors

ATTACHMENTS:

         1997 Equity Incentive Plan
         Notice of Exercise
         Change in Control Vesting Policy

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The undersigned:

                  (a) Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and

                  (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its Affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options previously granted and delivered to the undersigned under stock option plans of the Company, and (ii) the following agreements only:

                  NONE  ____________________________________
                                    (Initial)

                  OTHER ____________________________________
                        ____________________________________
                        ____________________________________



                                             ___________________________________
                                             OPTIONEE
                                             ___________________________________
                                             Address

                                             ___________________________________
                                             ___________________________________

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                               NOTICE OF EXERCISE


PMR Corporation
3990 Old Town Avenue
Suite 206A
San Diego, CA 92110-0000

                                                   Date of Exercise: ___________

Ladies and Gentlemen:

         This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

   Type of option:                                                  Incentive

   Stock option dated:                                              ____________

   Number of shares as to which option is exercised:                ____________

   Certificates to be issued in name of:                            ____________

   Total exercise price:                                            $ __________

   Cash payment delivered herewith:                                 $ __________

   Value of ______ shares of common stock delivered herewith(1):    $ __________

------------------
   (1) Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

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         By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Company's 1997 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option OR within one (1) year after such shares of Common Stock are issued upon exercise of this option.

                                                  Very truly yours,

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                                 PMR CORPORATION

                 CHANGE IN CONTROL VESTING POLICY (THE "POLICY")

         In the event the employment of a person holding an option under the 1997 Equity Incentive Plan (the "Optionee") is, within one (1) year following a "Change in Control," (i) terminated by the Company other than for "Cause," or
(ii) terminated in a "Constructive Termination," then the option held by such Optionee shall be fully vested.

         For purposes of this Policy, the following definitions shall apply:

         "CHANGE IN CONTROL" shall mean the occurrence of any of the following events:

                  (a) The Company is merged, consolidated or reorganized into or with another corporation, partnership, limited liability company, or other entity or person, and as a result of such merger, consolidation or reorganization less than 70% of the combined voting power of the then-outstanding securities of such corporation, partnership, limited liability company, or other entity or person immediately after such transaction are held in the aggregate by holders of voting securities of the Company immediately prior to such transaction;

                  (b) The Company sells all or substantially all of its assets to any other corporation, partnership, limited liability company, or other entity or person, and thereafter, less than 70% of the combined voting power of the then-outstanding voting securities of the acquiring or consolidated entity are held in the aggregate by the holders of voting securities of the Company immediately prior to such sale;

                  (c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) representing 30% or more of the combined voting power of the then-outstanding voting securities of the Company;

                  (d) The Company shall file a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-K thereunder or Item 5(b) or Item 14 of Schedule 14A thereunder (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

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                  (e) During any period of two (2) consecutive years,
individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority of the Board of Directors of the Company unless the election or the nomination for election by the Company's shareholders of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of such two (2)-year period.

         "CAUSE" shall mean termination due to the occurrence of any of the following: (a) any intentional action or intentional failure to act by Optionee which was performed in bad faith and to the material detriment of the Company;
(b) Optionee intentionally refuses or intentionally fails to act in accordance with any lawful direction or order of the Company; (c) Optionee willfully and habitually neglects his duties of employment; (d) Optionee's engaging or participating in any activity which is competitive with or injurious to the Company in the judgment of the Board of Directors; (e) Optionee's commission of any fraud against the Company or use or appropriation for his personal use and benefit of any funds, assets or properties of the Company not authorized by the Company to be so used or appropriated; or (f) Optionee is convicted of a felony crime involving moral turpitude.

         "CONSTRUCTIVE TERMINATION" means that the Optionee voluntarily terminates his or her employment with the Company after any of the following are undertaken, following a Change in Control, without Optionee's express written consent:

                  (a) the assignment to Optionee of any duties or responsibilities which are inconsistent with, or result in any diminution or adverse change of, Optionee's position, status or circumstances of employment as in effect immediately prior to a Change in Control; an adverse change in Optionee's titles, offices, benefits and/or perquisites as in effect immediately prior to a Change in Control; any removal of Optionee from or any failure to re-elect Optionee to any offices held by Optionee immediately prior to a Change in Control, including, but not limited to, Optionee's membership on the Board, except in connection with the termination of his employment for death, disability, retirement, Cause, or any voluntary termination of employment by Optionee other than a Constructive Termination;

                  (b) a reduction by the Company in Optionee's annual base salary by greater than five percent (5%) from that which was in effect immediately prior to a Change in Control;

                  (c) a relocation of Optionee, or the Company's principal executive offices if Optionee's principal office is at such offices, to a location more than forty (40) miles from the location at which Optionee was performing his duties prior to a Change in


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Control, except for required travel by Optionee on the Company's business to an extent substantially consistent with Optionee's business travel obligations at the time of a Change in Control;

                  (d) any material breach by the Company of any material provision of Optionee's Stock Award Agreement following a Change in Control; or

                  (e) any failure by the Company to obtain the assumption of Optionee's Stock Award Agreement by any successor or assign of the Company.

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